Exhibit 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

    I, Jacqueline Ardrey, the Chief Executive Officer of Vera Bradley, Inc., certify that (i) the quarterly report on Form 10-Q for the fiscal quarter ended November 2, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ Jacqueline Ardrey
Jacqueline Ardrey
Chief Executive Officer

December 11, 2024
Date

    I, Michael Schwindle, the Chief Financial Officer of Vera Bradley, Inc., certify that (i) the quarterly report on Form 10-Q for the fiscal quarter ended November 2, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ Michael Schwindle
Michael Schwindle
Chief Financial Officer

December 11, 2024
Date